SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of StrikeForce Technologies, Inc. (the “Company”), held on November 17, 2017, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below. (Note that the voting results include both the common stock votes and the preferred stock votes [the preferred stock are provided votes equivalent of 80% of the aggregate voting shares and calculated in the totals below]).

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Withheld
Mark L. Kay	3,477,464,363	19,027,769
Ramarao Pemmaraju	3,486,744,854	9,747,278
George Waller	9,475,265,043	20,227,089

Proposal 2

To ratify the appointment of Weinberg and Company, P.A., as the Company’s independent registered public accounting firm:

Number of Shares
Votes For	Votes Against	Abstain
3,495,024,989	188.508	1,267,633

Item 8.01   Other Events.

On March 14, 2017, the Company initiated additional patent litigation against two major competitors (Entrust and SecureAuth) in the U.S. District Court for the Eastern District of Virginia, for infringement of United States Patent Nos. 7,870,599, 8,484,698 and 8,713,701. These litigations were filed by the Company’s patent attorneys, Ropes and Gray LLP. On June 13, 2017, one of the competitors (Entrust) initiated a lawsuit against the Company in the U.S. District Court for the District of New Jersey for patent infringement. The Entrust litigations were settled on November 10, 2017 and the parties have filed motions to dismiss the litigations with prejudice. The Company did not pay any money to Entrust to settle the litigation.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.

Dated: November 20, 2017	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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